UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2013, Mark Schwartz notified the Board of Directors of MasterCard Incorporated (the “Company”) that he is resigning as a member of the Board of Directors effective as of December 31, 2013. Since June 2012, Mr. Schwartz has resided in China and has held full-time responsibilities serving as Vice Chairman of The Goldman Sachs Group, Inc. and Chairman, Goldman Sachs Asia Pacific. Mr. Schwartz has served as a member of the Company’s Board of Directors, as well as Chair of the Company’s Audit Committee and as a member of the Company’s Nominating and Corporate Governance Committee, since the Company’s initial public offering in May 2006. He has served the Company with great distinction and integrity, and has been instrumental in providing valuable leadership, insight and guidance. Mr. Schwartz advised the Company’s Board of Directors that his resignation was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: September 19, 2013	By	/s/ Bart S. Goldstein
Bart S. Goldstein Corporate Secretary and Senior Associate General Counsel